Exhibit 10.2.10

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

DEFERRED INCOME PLAN

Effective January 1, 1994

Amended and Restated Effective as of April 1, 1999

As Further Amended Effective as of September 1, 2000

As Further Amended Effective October 1, 2003

As Further Amended Effective January 1, 2006

As Further Amended Effective January 1, 2008

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I DEFINITIONS		2

1.01	Accounts	2

1.02	Affiliated Company	2

1.03	Affiliated Company Bonus Plan	3

1.04	Affiliated Company Bonus Plan Award Contributions	3

1.05	Affiliated Company Bonus Plan Award Contributions Account	3

1.06	ATIP	3

1.07	ATIP Award Contributions	3

1.08	ATIP Award Contributions Account	3

1.09	Basic Salary Deferral Account	4

1.10	Basic Salary Deferrals	4

1.11	Beneficiary	4

1.12	Board or Board of Trustees	4

1.13	Change in Administration Date	4

1.14	Change of Control	5

1.15	Code	7

1.16	Company	7

1.17	Compensation	7

1.18	Deemed Investment Option	7

1.19	Deferred Compensation Agreement	8

1.20	Dividend Equivalent Payments Contributions	8

1.21	Dividend Equivalent Payments Contributions Account	9

1.22	Effective Date	9

1.23	EIP	9

1.24	EIP Award Contributions	9

1.25	EIP Award Contributions Account	9

1.26	Eligible Employee	9

1.27	ERISA	10

1.28	Executive Incentive Plan	10

1.29	Incentive Award	10

i

1.30	LTIP	10

1.31	LTIP Award Contributions	10

1.32	LTIP Award Contributions Account	10

1.33	Mandatory Bonus Deferral Contributions	10

1.34	Mandatory Bonus Deferral Account	10

1.35	Mandatory Deferral Portion	10

1.36	Matching Company Contribution Account	11

1.37	Matching Company Contributions	11

1.38	O&R	11

1.39	Optional Bonus Deferral Contributions	11

1.40	Optional Bonus Deferral Account	11

1.41	Optional Deferral Portion	11

1.42	Participant	11

1.43	Plan	12

1.44	Plan Administrator	12

1.45	Plan Year	12

1.46	Potential Change of Control	12

1.47	Restricted Stock Cash Value Contributions	16

1.48	Restricted Stock Cash Value Contributions Account	16

1.49	Retirement	16

1.50	Section 409A	16

1.51	Separation from Service	16

1.52	Specified Employee	16

1.53	Statutory Compensation Limitation	17

1.54	Statutory Limitations	17

1.55	Supplemental Matching Company Contributions Account	17

1.56	Supplemental Matching Company Contributions	17

1.57	Supplemental Salary Deferral Account	17

1.58	Supplemental Salary Deferrals	17

1.59	Supplemental Thrift Plan	17

1.60	Thrift Savings Plan	17

1.61	Unforeseeable Emergency	18

1.62	Valuation Date	18

ARTICLE II PARTICIPATION		18

2.01	Participation	18

2.02	Deferred Compensation Agreements	19

2.03	Agreements that Qualify as Deferred Compensation Agreements	23

2.04	Termination of Participation	23

ARTICLE III ACCOUNTS		23

3.01	Amount of Contributions to be Credited	23

3.02	Accounting for Contributions	28

3.03	Accounts and Rate of Return	29

3.04	Vesting of Accounts	31

3.05	Individual Accounts	32

ARTICLE IV PAYMENT OF BENEFITS		32

4.01	Commencement of Payment and Timing of Distributions	32

4.02	Method or Form of Payment	34

4.03	Payment Upon Death	36

4.04	Payment Upon the Occurrence of a Change of Control	36

4.05	Payment Upon Unforeseeable Emergency	36

4.06	Additional Death Benefit	37

4.07	Six-month Delay for Specified Employees	38

4.08	Subsequent Redeferral	38

4.09	Transition Rule Election	38

ARTICLE V PLAN ADMINISTRATION		39

5.01	Responsibility for Account Determination	39

5.02	Duties of Plan Administrator	39

5.03	Procedure for Payment of Benefits Under the Plan	39

ARTICLE VI GENERAL PROVISIONS		40

6.01	Funding	40

6.02	Discontinuance and Amendment	41

6.03	Termination of Plan	42

6.04	Plan Not a Contract of Employment	42

6.05	Facility of Payment	43

6.06	Withholding Taxes	43

6.07	Nonalienation	43

6.08	Assumption of Liabilities	44

6.09	Section 409A	44

6.10	Claims and Review Procedure	44

6.11	Construction	47

6.12	Adoption by Affiliated Companies	48

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

DEFERRED INCOME PLAN

PREAMBLE

The Supplemental Thrift Savings Plan of Consolidated Edison Company of New York, Inc., effective as of January 1, 1994, has been amended and restated in its entirety and renamed the Consolidated Edison Company of New York, Inc. Deferred Income Plan (the “Plan”), effective as of April 1, 1999. The purpose of the Plan is to provide a means (i) for receiving employer matching contributions for those employees participating in The Con Edison Thrift Savings Plan (the “Thrift Savings Plan”) with respect to whom salary deferral and matching contributions under the Thrift Savings Plan are or will be limited by application of the limitations imposed on qualified plans by certain sections of the Code (as defined below); (ii) of providing such employees with an opportunity to defer a portion of their salary in accordance with the terms of the Plan as hereinafter set forth; and (iii) of providing employees who receive an “Incentive Award,” as such term is defined in the Consolidated Edison Company of New York, Inc. Executive Incentive Plan (the “Executive Incentive Plan”) or the 2005 Consolidated Edison Company of New York, Inc. Executive Incentive Plan, as applicable, with an opportunity to defer receipt of all or a portion of such Incentive Award.

All benefits payable under this Plan, which is intended to constitute a nonqualified, unfunded deferred compensation plan for a select group of management employees under Title I of ERISA, shall be paid out of the general assets of the Company. The Company may establish and fund a trust in order to aid it in providing benefits due under the Plan. Effective September 1, 2000, the Plan was amended to provide, among other provisions, the right of a Participant who has not terminated employment to make an irrevocable election to distribute payment of his or her Supplemental Salary Deferral Account, Mandatory Bonus Deferral Account, Optional Bonus

Deferral Account and Other Deferrals to a date earlier than the Participant’s Separation from Service (as defined below); to permit the Participant to elect subsequent redeferrals of payments to distribute up to the fifteenth anniversary of his or her Separation from Service; and to permit Affiliated Companies to adopt the Plan on behalf of some or all of their eligible employees. The Plan was amended effective January 1, 2006 to comply with Proposed Treasury Regulations §§ 1.409A-1 to -6. The Plan was amended effective January 1, 2008 to comply with the final Treasury Regulations of Section 409A. No portion of the benefits accrued under this Plan prior to January 1, 2005 shall be “grandfathered” for purposes of Section 409A of the Code.

ARTICLE I

DEFINITIONS

1.01 Accounts means the aggregate of a Participant’s Basic Salary Deferral Account, Supplemental Salary Deferral Account, Matching Company Contribution Account, Supplemental Matching Company Contribution Account, Optional Bonus Deferral Account, Mandatory Bonus Deferral Account, Dividend Equivalent Payments Contributions Account, Restricted Stock Cash Value Contributions Account, EIP Award Contributions Account, ATIP Award Contributions Account, LTIP Award Contributions Account, Affiliated Company Bonus Plan Award Contributions Account and any other Account that may be established by the Plan Administrator from time to time on behalf of a Participant.

1.02 Affiliated Company means any company other than the Company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.03 Affiliated Company Bonus Plan means the short term bonus plan, as amended from time to time, of any Affiliated Company, except O&R, that has been approved by the Plan Administrator.

1.04 Affiliated Company Bonus Plan Award Contributions means the amount of an applicable Participant’s Affiliated Company Bonus Plan Awards contributed to this Plan and credited on such Participant’s behalf pursuant to Section 3.01.

1.05 Affiliated Company Bonus Plan Award Contributions Account means the bookkeeping account maintained for each applicable Participant to record all amounts contributed to this Plan from his or her Affiliated Company Bonus Plan Awards and credited on his or her behalf pursuant to Section 3.01, earnings, gains and losses, if any pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.

1.06 ATIP means the Orange and Rockland Utilities, Inc. Annual Team Incentive Policy, as amended from time to time.

1.07 ATIP Award Contributions means the amount of an applicable Participant’s ATIP Awards contributed to this Plan and credited on such Participant’s behalf pursuant to Section 3.01.

1.08 ATIP Award Contributions Account means the bookkeeping account maintained for each applicable Participant to record all amounts contributed to this Plan from his or her ATIP Awards and credited on his or her behalf pursuant to Section 3.01, earnings, gains and losses, if any pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.

1.09 Basic Salary Deferral Account means the bookkeeping account maintained for each Participant to record all amounts credited on such Participant’s behalf as Basic Salary Deferrals, earnings, gains and losses, if any, pursuant to Section 3.02, and debits for administrative expenses allocated pursuant to Section 6.01.

1.10 Basic Salary Deferrals means the amount of contributions credited on a Participant’s behalf, and those deemed as Basic Salary Deferrals under Section 3.01.

1.11 Beneficiary means the person, persons, or entity designated by the Participant to receive the benefits credited to the Participant’s Accounts in the event of the Participant’s death. In the absence of a designation, or in the event such designated person or persons are not alive on the date payment is to be made, the Beneficiary is the person, persons, or entity determined in accordance with procedures established by the Plan Administrator. A Participant may make a separate designation of Beneficiary for the additional death benefit payable pursuant to Section 4.05, so long as the designation is clear, concise, and unequivocal. In the event the Participant has not named a Beneficiary, the Beneficiary will first be the beneficiary named in the Thrift Savings Plan; second, the lawful spouse or Domestic Partner of the Participant at the time of the distribution of the Participant’s Accounts; and third, any other person or persons whom the Plan Administrator determines is the appropriate Beneficiary.

1.12 Board or Board of Trustees means the Board of Trustees of the Company.

1.13 Change in Administration Date means the date the portion of the applicable Mandatory Deferral Portion or Optional Deferral Portion of an Incentive Award granted under the Executive Incentive Plan is first administered and accounted for as a liability under this Plan in accordance with the Executive Incentive Plan.

1.14 Change of Control means and shall be deemed to have occurred as of the date of the first to occur of the following events:

(a) any Person or Group acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change of Control of the Company. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(b) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(c) a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(d) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change of Control shall be deemed to occur under this subsection (d) as a result of a transfer to:

(i)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)	A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

For these purposes, the term “Person” shall mean an individual, corporation, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof (but shall not include the Employer, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting stock of the Company). The term “Group” shall have the meaning set forth in Rule 13d-5 of the Securities Exchange Act of 1934, as amended. If any one Person, or Persons acting as a Group, is considered to effectively control the Company as described in subsections (b) or (c) above, the acquisition of additional control by the same Person or Persons is not considered to cause a Change of Control.

1.15 Code means the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued thereunder. Reference to any section of the Code shall include any successor provision thereto.

1.16 Company means Consolidated Edison Company of New York, Inc. or any successor thereto by merger, purchase or otherwise; provided, however, that for purposes of the definition of “Change of Control” and the definition of “Potential Change of Control,” “Company” means the highest level holding company of Consolidated Edison Company of New York, Inc. (or any successor thereto which continues this Plan) which has publicly traded common stock.

1.17 Compensation means an Eligible Employee’s “Compensation” (as such term is defined in the Thrift Savings Plan) determined without regard to the Statutory Compensation Limitation (except as otherwise provided in Section 3.01). Compensation shall be calculated on a monthly basis by dividing Compensation by 12 and determined prior to any reduction pursuant to a Participant’s election to make (i) pre tax contributions under the Thrift Savings Plan, (ii) pre tax contributions to a cafeteria plan under Section 125 of the Code or pre tax contributions under Section 132(f) of the Code to a transportation reimbursement account, or (iii) Basic Salary Deferrals or Supplemental Salary Deferrals to this Plan.

1.18 Deemed Investment Option means the deemed rate of return with respect to the investment funds as may from time to time be selected by the Plan Administrator in accordance with Section 3.02.

1.19 Deferred Compensation Agreement means the deferral and distribution election form and agreement entered into between the Company and the Participant pursuant to Sections 2.02 and 3.02 under which the Participant elects to reduce his or her Compensation otherwise payable for a Plan Year and have that amount contributed to the Plan by the Company or Affiliated Company as Basic Salary Deferrals and Supplemental Salary Deferrals. Effective September 1, 2000, a Deferred Compensation Agreement also means an individual employment agreement between the Company, an Affiliated Company or Consolidated Edison, Inc. and a Participant that provides for the deferral of receipt of compensation, Contribution of the deferred Compensation to the Plan, and designation by the Participant of his or her preferences with respect to allocation of the deferred compensation among the available Deemed Investment Options as determined by the Plan Administrator, in his or her sole discretion. Deferred Compensation Agreement also means the deferral and distribution election form and agreement entered into between the Company and the Participant pursuant to Sections 2.02 and 3.02 under which the Participants elects to defer all or part of his or her Awards into this Plan. A Participant also designates his or her preferences with regard to the allocation among the available Deemed Investment Options of the aggregate of the Participant’s Basic Salary Deferrals, Supplemental Salary Deferrals, Matching Company Contributions, Supplemental Matching Company Contributions, Mandatory Bonus Deferral Contributions and Optional Bonus Deferral Contributions, EIP Award Contributions, ATIP Award Contributions, LTIP Award Contributions, Affiliated Company Bonus Plan Award Contributions made in such Plan Year, if any as determined by the Plan Administrator, in his or her sole discretion.

1.20 Dividend Equivalent Payments Contributions means the payments made on the Restricted Stock Units awarded a Participant in a Deferred Compensation Agreement.

1.21 Dividend Equivalent Payments Contributions Account means the bookkeeping account maintained for each Participant, who is entitled to a Dividend Equivalent Contribution, to record all amounts credited on such Participant’s behalf as Dividend Equivalent Contributions pursuant to Section 3.02, earnings, gains and losses, if any, pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.

1.22 Effective Date means January 1, 1994.

1.23 EIP means the 2005 Consolidated Edison Company of New York, Inc. Executive Incentive Plan, as amended from time to time.

1.24 EIP Award Contributions means the amount of an applicable Participant’s EIP Awards contributed to this Plan and credited on such Participant’s behalf pursuant to Section 3.01.

1.25 EIP Award Contributions Account means the bookkeeping account maintained from each applicable Participant to record all amounts contributed to this Plan from his or her EIP Awards and credited on his or her behalf pursuant to Section 3.01, earnings, gains and losses, if any pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.

1.26 Eligible Employee means an employee of the Company whose Compensation for a Plan Year exceeds the Statutory Compensation Limitation and who is eligible to and is a participant in the Thrift Savings Plan, or any other key employee designated by the Chief Executive Officer of the Company as eligible to participate in the Plan. Eligible Employee also means a key employee of an Affiliated Company that affirmatively adopts the Plan on behalf of one or more of its employees; provided, however, that, such employee would otherwise meet the eligibility requirements if he or she worked for the Company.

1.27 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.28 Executive Incentive Plan means the Consolidated Edison Company of New York, Inc. Executive Incentive Plan as amended, from time to time.

1.29 Incentive Award means an Award granted to a Participant under the terms of the Executive Incentive Plan, the EIP, the LTIP, the ATIP or an Affiliated Company Bonus Plan.

1.30 LTIP means the Consolidated Edison, Inc. Long Term Incentive Plan, as amended from time to time.

1.31 LTIP Award Contributions means the amount of an applicable Participant’s LTIP Awards contributed to this Plan and credited on such Participant’s behalf pursuant to Section 3.01.

1.32 LTIP Award Contributions Account means the bookkeeping account maintained for each applicable Participant to record all amounts contributed to this Plan from his or her LTIP Awards and credited on his or her behalf pursuant to Section 3.01, earnings, gains and losses, if any pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.

1.33 Mandatory Bonus Deferral Contributions means the amount of contributions credited on a Participant’s behalf pursuant to Section 3.01.

1.34 Mandatory Bonus Deferral Account means the bookkeeping account maintained for each Participant to record all amounts credited on such Participant’s behalf under Section 3.01, earnings, gains and losses on those amounts pursuant to Section 3.02, and debits for administrative expenses allocated pursuant to Section 6.01.

1.35 Mandatory Deferral Portion means the “Mandatory Deferral Portion,” as such term is defined in the Executive Incentive Plan or EIP (as applicable), of an Incentive Award.

1.36 Matching Company Contribution Account means the bookkeeping account maintained for each Participant to record all amounts credited on such Participant’s behalf under Section 3.01 and all amounts credited on such Participant’s behalf under the Supplemental Thrift Plan as of March 31, 1999 or such later date as of which such amounts are administered under this Plan, earnings, gains and losses, if any, on those amounts pursuant to Section 3.02, and debits for administrative expenses allocated pursuant to Section 6.01.

1.37 Matching Company Contributions means company matching contributions, as such term is defined in the Thrift Savings Plan credited on a Participant’s behalf under Section 3.01.

1.38 O&R

means Orange & Rockland Utilities, Inc.

1.39 Optional Bonus Deferral Contributions means the amount of contributions credited on a Participant’s behalf pursuant to Section 3.01.

1.40 Optional Bonus Deferral Account means the bookkeeping account maintained for each Participant to record all amounts credited on such Participant’s behalf under Section 3.01, earnings, gains and losses on those amounts pursuant to Section 3.02, and debits for administrative expenses allocated pursuant to Section 6.01.

1.41 Optional Deferral Portion means the “Optional Deferral Portion,” as such term is defined in the Executive Incentive Plan, of an Incentive Award.

1.42 Participant means (i) each Eligible Employee who has made an election described in Section 2.02; (ii) each person who has made a deferral election which has resulted in all or any portion of any of the Employee’s Incentive Awards to be administered and accounted for as a liability under this Plan; (iii) each other Eligible Employee who is credited with Matching

Company Contributions or Supplemental Matching Company Contributions; (iv) each Eligible Employee who has a written employment agreement under which such person is granted an award of restricted stock units; and (v) such other Eligible Employee who is covered by the provisions of Section 4.06.

1.43 Plan means the Consolidated Edison Company of New York, Inc. Deferred Income Plan as set forth in this document and as amended from time to time.

1.44 Plan Administrator means the individual appointed by the Chief Executive Officer of the Company to administer the Plan as provided in Article V.

1.45 Plan Year means the calendar year.

1.46 Potential Change of Control means an event which shall occur if:

(a) the Company enters into a definitive written agreement, the consummation of which would result in the occurrence of a “Change “Event”;

(b) the Company or any Person (as defined in Section 1.14) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a “Change Event”; or

(c) any Person becomes the beneficial owner (as defined in Rule 13d- 3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding securities.

(d) For the purposes of this Section 1.46, a “Change Event” means an event which shall occur if:

(i)	any person, as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act (other than (i) any employee plan established by any “Corporation” (which for these purposes shall be deemed to be the Company and any corporation, association, joint venture, proprietorship or partnership which is connected with the Company either through stock ownership or through common control, within the meaning of Sections 414(b) and (c) and 1563 of the Code), (ii) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company) (a “Person”), is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (excluding from the securities beneficially owned by such Person any securities directly acquired from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii)

during any period of up to two consecutive years individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute a majority of the directors then serving on the Board, provided that any person who becomes a director subsequent to the beginning of such period and whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved (other than a director (i) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act; or (ii) who was designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this Section 1.46) shall be deemed a director as of the beginning of such period;

(iii)

consummation of a merger or consolidation of the Company with any other corporation or approval of the issuance of voting securities of the Company in connection with a merger or consolidation of the Company occurs (other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Corporation, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in paragraph (a) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or the affiliates of a business) representing 20 percent or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to the sale.

Notwithstanding the foregoing, no “Change Event” shall be deemed to have occurred if there is consummated any transaction, or series of integrated transactions, immediately following which the record holders of the Common Stock immediately prior to such transaction, or series of integrated transactions, continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of integrated transactions.

1.47 Restricted Stock Cash Value Contributions means the cash value of the restricted stock units awarded to a Participant in an agreement. The amount of the Restricted Stock Cash Value Contribution is determined by the terms and conditions of the particular agreement.

1.48 Restricted Stock Cash Value Contributions Account means the bookkeeping account maintained for each applicable Participant to record amounts credited on such Participant’s behalf under Section 3.01 earnings, gains and losses on those amounts, pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.

1.49 Retirement means a Separation from Service either (a) under circumstances in which the Participant is eligible to receive a an early retirement or normal retirement pension benefit under a defined benefit plan maintained by the Company or an Affiliated Company or (b) in the case of any Participant who is employed after age 60 and who is not eligible to receive an early retirement or normal retirement pension benefit under any defined benefit plan, on or after the Participant’s 65th birthday.

1.50 Section 409A means Section 409A of the Code and the applicable rulings and regulations promulgated thereunder.

1.51 Separation from Service means with respect to a Participant, a “separation from service” with the Company as determined under the default provisions in Treasury Regulation Section 1.409A-1(h).

1.52 Specified Employee means a specified employee of the Company as determined under the Company’s established methodology for determining “specified employees” under Section 409A on the date on which a Participant incurs a Separation from Service.

1.53 Statutory Compensation Limitation means the limitation set forth in Section 401(a)(17) of the Code as in effect each year for the Thrift Savings Plan.

1.54 Statutory Limitations means the limitations set forth in Section 401(a)(17) and Section 402(g)(1) of the Code.

1.55 Supplemental Matching Company Contributions Account means the bookkeeping account maintained for each Participant to record all amounts credited on such Participant’s behalf under Section 3.01 and all amounts credited on such Participant’s behalf under the Supplemental Thrift Plan as of March 31, 1999 or such later date as of which such amounts are administered under this Plan, earnings, gains and losses, if any, on those amounts pursuant to Section 3.02, and debits for administrative expenses allocated pursuant to Section 6.01.

1.56 Supplemental Matching Company Contributions means the amount of contributions credited on a Participant’s behalf under Section 3.01.

1.57 Supplemental Salary Deferral Account means the bookkeeping account maintained for each Participant to record all amounts credited on such Participant’s behalf under Section 3.01, earnings, gains and losses on those amounts pursuant to Section 3.02, and debits for administrative expenses allocated pursuant to Section 6.01.

1.58 Supplemental Salary Deferrals means the amount of contributions credited on a Participant’s behalf under Section 3.01.

1.59 Supplemental Thrift Plan means the Supplemental Thrift Savings Plan of Consolidated Edison Company of New York, Inc. as effective on March 31, 1999.

1.60 Thrift Savings Plan means The Con Edison Thrift Savings Plan as amended from time to time.

1.61 Unforeseeable Emergency means an “unforeseeable emergency” within the meaning of Section 409A(a)(2)(B)(ii). The Plan Administrator shall determine whether the circumstances presented by the Participant constitute an unanticipated emergency consistent with the requirements of Section 409A.

1.62 Valuation Date means the last day of each calendar month, commencing with the calendar month in which the Effective Date occurs, and any other date designated as a Valuation Date by the Plan Administrator.

ARTICLE II

PARTICIPATION

2.01	Participation

An Eligible Employee shall become a Participant in the Plan on the earliest of:

(a) the date the Eligible Employee first has Basic Salary Deferrals or Supplemental Salary Deferrals credited on his or her behalf under the Plan pursuant to Sections 2.02 and 3.01;

(b) the date the Eligible Employee first has a Matching Company Contribution or Supplemental Matching Company Contributions credited on such individual’s behalf under the Plan pursuant to Section 3.01;

(c) the date the Eligible Employee first has Mandatory Bonus Deferral Contributions or Optional Bonus Deferral Contributions administered and accounted for as a liability under the Plan pursuant to Section 3.01;

(d) the date set forth in an Eligible Employee’s Deferred Contribution Agreement; and

(e) the date an Eligible Employee first has Incentive Award Contributions credited on his or her behalf under the Plan pursuant to Section 3.01.

2.02	Deferred Compensation Agreements

(a) Any Eligible Employee who wishes to have salary reduction contributions credited on his or her behalf to a Basic Salary Deferral Account under the Plan in a Plan Year or who wished to have any portion of an Incentive Award contributed to an Incentive Award Account under the Plan in a Plan Year shall, during the deferral enrollment period which shall occur in the Plan Year prior to the Plan Year to which the deferral relates, complete, execute and file with the Plan Administrator an irrevocable Deferred Compensation Agreement authorizing Basic Salary Deferrals under this Plan for such Plan Year in accordance with the provisions of paragraph (c)(i) below and Section 3.01. The Deferred Compensation Agreement may also authorize Supplemental Salary Deferrals under this Plan in accordance with the provisions of paragraph (c)(ii) below and Section 3.01 for such Plan Year if (i) the Eligible Employee is an officer of the Company or is designated by the Chief Executive Officer of the Company as eligible to make Supplemental Salary Deferrals and (ii) the Eligible Employee authorizes on such Deferred Compensation Agreement the Basic Salary Deferrals permitted to be made to this Plan. The Deferred Compensation Agreement may also authorize the contribution of all or a portion of an Incentive Award under this Plan for such Plan Year in accordance with the provisions of paragraph (c) (iii) below and Section 3.01.

(b) Notwithstanding the provisions of paragraph (a) above, subject to approval by the Plan Administrator, in its sole discretion, an individual who becomes an Eligible

Employee and wishes to have salary reduction contributions credited on his or her behalf to a Basic Salary Deferral Account in the calendar year such individual first becomes an Eligible Employee must, no later than 30 days following the date such individual becomes an Eligible Employee (provided such Eligible Employee does not participate in any other Company “account balance plan,” as such term is defined under Section 409A), complete, execute and file with the Plan Administrator an irrevocable Deferred Compensation Agreement authorizing Basic Salary Deferrals under this Plan for such Plan Year in accordance with the provisions of paragraph (c)(i) below and Section 3.01. Such Deferred Compensation Agreement may also authorize Supplemental Salary Deferrals under this Plan in accordance with the provisions of paragraph (c)(ii) below and Section 3.01 for such Plan Year if (i) the Eligible Employee is an officer of the Company or is designated by the Chief Executive Officer of the Company as eligible to make Supplemental Salary Deferrals and (ii) the Eligible Employee authorizes on the Deferred Compensation Agreement the Basic Salary Deferrals permitted to be made to this Plan. Such Deferred Compensation Agreement may also authorize Incentive Award contributions under this Plan in accordance with the precision so paragraph (c)(ii) below and Section 3.01 for such Plan Year.

(c) A Deferred Compensation Agreement for a Plan Year shall be in writing and be properly completed upon a form approved by the Plan Administrator or his or her designee, who shall be the sole judge of the proper completion thereof. Such Deferred Compensation Agreement shall specify:

(i)	the Participant’s election to have his or her Compensation reduced by 6% (or such other percentage as specified for such purpose by the Plan Administrator), and credited on his or her behalf to the Plan as Basic Salary Deferrals;

(ii)	the percentage of the Participant’s Compensation to be reduced and credited on the Participant’s behalf to the Plan by the Company as Supplemental Salary Deferrals. Such percentage shall be in multiples of 1% and shall not exceed 50% unless the Plan Administrator specifies some other percentage for such purpose;

(iii)	the percentage (in multiples of 1% up to 100%) of Dividend Equivalent Payments or Incentive Award payments credited to the Participant’s Account in this Plan for such Plan Year;

(iv)	the Participant’s preferences for allocating contributions credited for such Plan Year among the Deemed Investment Options;

(v)	if applicable, the specific payment commencement date for any In-Service Distribution permitted in accordance with Section 4.01(a), which date shall not be earlier than the end of the Plan Year to which such deferral relates; and

(vi)	an election, if any, of the form of payment upon the Participant’s Separation from Service as provided in Section 4.02(b).

(d) Any Deferred Compensation Agreement made by an Eligible Employee shall be effective only with respect to Compensation to be earned in the Plan Year(s) following the date on which the Deferred Compensation Agreement is effective.

Basic Salary Deferrals, Supplemental Salary Deferrals, Matching Company Contributions, Supplemental Matching Company Contributions, Mandatory Bonus Deferral Contributions, Optional Bonus Deferral Contributions, Dividend Equivalent Payments Contributions, Restricted Stock Cash Value Contributions, EIP Award Contributions, ATIP Award Contributions, LTIP Award Contributions, Affiliated Company Bonus Plan Award Contributions and any other contributions that the Plan Administrator may determine from time to time as eligible for this Plan are to be credited in the Plan Year to which such Deferred Compensation Agreement relates. The terms of an Eligible Employee’s Deferred Compensation Agreements may differ from Plan Year to Plan Year.

(e) Notwithstanding the foregoing, if a Participant receives a hardship withdrawal of pretax contributions from the Thrift Savings Plan or any other plan which is maintained by the Company and which meets the requirements of Section 401(k) of the Code (or any successor thereof) and is precluded from making contributions to such plan for at least 12 months after receipt of the hardship withdrawal, the Participant’s Deferred Compensation Agreement, if any, shall be cancelled for the remainder of the Plan Year in which the Participant receives the hardship withdrawal distribution from the Thrift Savings Plan. Any Compensation payment which would have been deferred pursuant to the Participant’s Deferred Compensation Agreement but for the application of this paragraph (e) shall be paid to the Participant as if the Participant had not entered into the Deferred Compensation Agreement.

2.03 Agreements that Qualify as Deferred Compensation Agreements

An Eligible Employee who has entered into an agreement providing for the award of restricted stock units and has elected to defer some or all of his or her dividend equivalent payments, his or her restricted stock units cash value or both into the Plan will be subject to the terms and conditions set forth in his or her agreement to the extent such terms and conditions are not inconsistent with the Plan. If there are inconsistencies between the Plan and an agreement, the Plan Administrator will have the sole discretion to make final and binding decisions with regard to those contributions that have been set aside in the Plan. In all cases, such decisions shall be consistent with the requirements of Section 409A.

2.04 Termination of Participation

Except for an Officer’s or designated Participant’s right to a death benefit upon his or her retirement as set forth in Section 4.06 below, a Participant’s participation in the Plan shall terminate when the total vested portion of the Participant’s Accounts under the Plan is distributed to the Participant or on the Participant’s behalf.

ARTICLE III

ACCOUNTS

3.01 Amount of Contributions to be Credited

For any Plan Year, the amount of contributions to be recorded on the books of the Company on behalf of a Participant shall be equal to the sum of the Basic Salary Deferrals, Supplemental Salary Deferrals, Matching Company Contributions, Supplemental Matching Company Contributions, Mandatory Bonus Deferral Contributions, Optional Bonus Deferral Contributions, Dividend Equivalent Contributions Restricted Stock Cash Value Contributions, EIP Contributions, ATIP Contributions, LTIP Contributions, Affiliated Company Bonus

Contributions and any other contributions allowed by the Plan Administrator determined under the following paragraphs. In addition, the amounts credited on a Participant’s behalf under the Supplemental Thrift Plan shall be recorded on the books of the Company on behalf of such Participant as set forth below.

(a) Basic Salary Deferrals. The amount of Basic Salary Deferrals for a Plan Year shall be equal to the designated percentage of Compensation elected by the Participant in the Participant’s Deferred Compensation Agreement, provided that the reduction in the Participant’s Compensation for Basic Salary Deferrals elected by the Participant shall be made only with respect to Compensation payable in the Plan Year beginning after the date the Participant’s Deferred Compensation Agreement becomes effective. Except as provided in Section 3.01, Basic Salary Deferrals are permitted under this paragraph (a) only with respect to the Participant’s Compensation for which pre tax contributions could not be contributed to the Thrift Savings Plan because of the Statutory Limitations. For Plan Years beginning on or after January 1, 2001, a Participant must elect to defer at least 6% of his or her Compensation earned in such Plan Year as a Basic Salary Deferral. Amounts in excess of 6% may be deferred as Supplemental Salary Deferrals to the extent such Participant is eligible to make Supplemental Salary Deferrals.

(b) Supplemental Salary Deferrals. The amount of Supplemental Salary Deferrals for a Plan Year shall be equal to the designated percentage of Compensation elected by the Participant in the Participant’s Deferred Compensation Agreement in accordance with Section 2.02, provided that the reduction in the Participant’s Compensation corresponding to the Supplemental Salary Deferrals elected by the Participant shall be made only with respect to Compensation earned and payable in the Plan Year after the date the Participant’s Deferred Compensation Agreement becomes effective or, if the Participant so elects on the Participant’s Deferred Compensation Agreement, only with respect to the Participant’s Compensation for which pre-tax contributions could not be contributed to the Thrift Savings Plan because of the Statutory Limitations. If the reduction in the Participant’s Compensation corresponding to the Supplemental Salary Deferrals elected by the Participant reduces the Participant’s Compensation below one twelfth of the Statutory Compensation Limitation, a portion of such Supplemental Salary Deferrals shall be matched by Matching Company Contributions under Section 3.02. Such matched Supplemental Salary Deferrals shall be deemed Basic Salary Deferrals for all other provisions of this Plan.

(c) Matching Company Contributions. The amount of Matching Company Contributions for a Plan Year shall be equal to the sum of the Basic Salary Deferrals and Supplemental Salary Deferrals made on the Participant’s behalf for the Plan Year multiplied by the rate at which Matching Company Contributions are made under the Thrift Savings Plan; provided, however, that such amount shall not exceed the result of (i) minus (ii) as follows:

(i)	the product of (A), (B) and (C) as follows:

A.	is an amount equal to the Participant’s Compensation for the Plan Year;

B.	is the maximum percentage of “Compensation” (as such term is defined under the Thrift Savings Plan) with respect to which Matching Company Contributions under the Thrift Savings Plan may be made; and

C.	is the rate at which Matching Company Contributions are made under the Thrift Savings Plan; and

(ii)	is the actual amount of the Matching Company Contributions made by the Company on behalf of the Participant under the Thrift Savings Plan for such Plan Year.

(d) Supplemental Matching Company Contributions. The Chief Executive Officer of the Company may authorize that Supplemental Matching Company Contributions be made for a Plan Year, which shall be allocated in such amounts and to such Participants as the Chief Executive Officer of the Company shall determine in a manner consistent with Section 409A.

(e) Mandatory Bonus Deferral Contributions. The amount of Mandatory Bonus Deferral Contributions for a Plan Year shall be equal to the value on the Change of Administration Date of any portion of the Mandatory Deferral Portion of an Incentive Award granted under the Executive Incentive Plan that is administered and accounted for as a liability under this Plan in accordance with the Executive Incentive Plan.

(f) Optional Bonus Deferral Contributions. The amount of Optional Bonus Deferral Contributions for a Plan Year shall be equal to the value on the Change of Administration Date of any portion of the Optional Deferral Portion of an Incentive Award granted under the Executive Incentive Plan that is administered and accounted for as a liability under this Plan in accordance with the Executive Incentive Plan.

(g) Dividend Equivalent Contributions. The amount of Dividend Equivalent Contributions for a Plan Year will be equal to the dividend payments attributable to the number of restricted stock units paid on the dividend payment dates during the Plan Year that have been deferred in accordance with the applicable Participant’s Deferred Compensation Agreement.

(h) Restricted Stock Cash Value Contributions. The amount of a Restricted Stock Cash Value Contribution for a Plan year will be determined based on the agreement of the affected Participant.

(i) EIP Award Contributions. The amount of an EIP Incentive Award for a Plan Year will be equal to the amount of the Participants EIP Incentive Award he or she elects to defer into the Plan in accordance with the applicable Participant’s Deferred Compensation Agreement.

(j) ATIP Award Contributions. The amount of an ATIP Incentive Award for a Plan Year will be equal to the amount of the Participant’s ATIP Incentive Award he or she elects to defer into this Plan in accordance with the applicable Participant’s Deferred Compensation Agreement.

(k) LTIP Award Contributions. The amount of an LTIP Incentive Award for a Plan Year will be equal to the amount of the Participant’s LTIP Incentive Award he or she elects to defer into the Plan in accordance with the applicable Participant’s Deferred Compensation Agreement.

(l) Affiliated Company Bonus Plan Award Contributions. The amount of an Affiliated Company Bonus Plan Incentive Award for a Plan Year will be equal to the amount of the Participant’s Affiliated Group Bonus Plan Award he or she elects to defer into the Plan in accordance with the applicable Participant’s Deferred Compensation Agreement.

3.02 Accounting for Contributions

The contributions recorded on the books of the Company shall be credited to a Participant’s Basic Salary Deferral Account and Supplemental Salary Deferral Account, respectively, at the same time as they would have been credited to the Participant’s account under the Thrift Savings Plan had such contributions been made under the Thrift Savings Plan.

(i)	The contributions recorded on the books of the Company pursuant to Section 3.01(c) above shall be credited to a Participant’s Matching Company Contribution Account at the same time as they would have been credited to the Participant’s account under the Thrift Savings Plan had such contributions been made under the Thrift Savings Plan.

(ii)	The contributions recorded on the books of the Company pursuant to Section 3.01(d) above shall be credited to a Participant’s Supplemental Matching Company Contribution Account at the time designated for such purpose by the Chief Executive Officer of the Company.

(iii)	The contributions recorded on the books of the Company shall be credited to a Participant’s Mandatory Bonus Deferral Account, Optional Bonus Deferral Account, Dividend Equivalent Payments Contributions Account, Restricted Stock Cash Value Contributions Account, EIP Award Contributions Account, ATIP Award Contributions Account, LTIP Award Contributions Account and Affiliated Company Bonus Plan Award Contributions Account on the date such contributions are first administered and accounted for as a liability under this Plan.

(iv)	As of April 1, 1999, or the date thereafter on which it is administratively practicable as determined by the Plan Administrator, the contributions recorded on the books of the Company on account of amounts credited under the Supplemental Thrift Plan shall be credited to a Participant’s Matching Company Contribution Account.

Unless the Plan Administrator determines otherwise, no future Basic Salary Deferrals or Supplemental Salary Deferrals by a Participant shall be permitted and no future Matching Company Contributions or Supplemental Matching Company Contributions shall be made on behalf of such Participant if such Participant is no longer an Eligible Employee.

3.03 Accounts and Rate of Return

(a) Accounts shall be credited with earnings, gains and losses, if any, of the Deemed Investment Options selected by the Plan Administrator, with such allocation among the Deemed Investment Options as the Plan Administrator selects. However, a Participant shall designate on each Deferred Compensation Agreement his or her preferences with regard to the allocation among the Deemed Investment Options of the aggregate of his or her contributions made pursuant to the Deferred Compensation Agreement or to be credited in the Plan Year to which the Deferred Compensation Agreement relates. A Participant may designate a preference with respect to the allocation in any one of the Deemed Investment Options or may designate any combination in such multiples as specified by the Plan Administrator. The amounts credited on a Participant’s behalf under the Supplemental Thrift Plan shall be allocated to the Deemed Investment Option selected for the Participant’s Company Matching Contributions for the Plan Year commencing January 1, 1999. The amounts credited on a Participant’s behalf under the Executive Incentive Plan as of March 31, 1999 and transferred to this Plan in accordance with the Executive Incentive Plan shall be allocated to the Deemed Investment Option selected for the Participant’s Mandatory and Optional Bonus Deferral Contributions, respectively, for the Plan Year transferred. The Plan Administrator may from time to time make additional Deemed Investment Options available as a performance measure under this Plan and may determine that any Deemed Investment Option that it has previously established be terminated as a performance measure under this Plan.

(b) A Participant may elect to change his or her preferences with respect to the allocation among the Deemed Investment Options for a Plan Year for the aggregate of future Contributions in that Plan Year at such times and in accordance with such procedures specified by Plan Administrator.

(c) With regard to the aggregate of a Participant’s existing Accounts, a Participant may designate a preference to transfer balances among the available Deemed Investment Options at such times and in accordance with such procedures specified by the Plan Administrator. Any transfers must be made in such multiples as specified by the Plan Administrator. The Plan Administrator may impose such additional rules and limitations upon transfers between Deemed Investment Options as the Plan Administrator may consider necessary or appropriate.

(d) The Participant, on behalf of himself or herself and his or her Beneficiary, assumes all risk in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with the provisions of the Plan.

(e) Notwithstanding any other provision of the Plan, the Plan Administrator shall have sole and absolute discretion with regard to the investment returns credited to a Participant’s Accounts.

3.04 Vesting of Accounts

(a) A Participant is at all times be fully vested in the Participant’s Basic Salary Deferral Account, Supplemental Salary Deferral Account, Mandatory Bonus Deferral Account, Optional Bonus Deferral Account (including amounts transferred from the Executive Incentive Plan), Dividend Equivalent Contributions Account, EIP Award Contributions Account, ATIP Award Contributions Account, LTIP Award Contributions Account, Affiliated Company Bonus Plan Award Contributions Account and other deferral accounts established by the Plan Administrator.

(b) A Participant shall vest in the Matching Company Contributions made on the Participant’s behalf and earnings thereon at the same time and to the same extent as such Participant is vested in Matching Company Contributions under the Thrift Savings Plan.

(c) A Participant shall vest in the Supplemental Matching Company Contributions made on the Participant’s behalf and earnings thereon in accordance with Section 3.02 under the vesting schedule established for such contributions by the Plan Administrator.

(d) A Participant is vested in his or her Restricted Stock Cash Value Account in accordance with the applicable vesting schedule set forth in the Participant’s award agreement.

3.05 Individual Accounts

The Plan Administrator shall maintain, or cause to be maintained, records showing the individual balances of each Participant’s Accounts and the vested portion thereof. At least once a year, each Participant shall be furnished with a statement setting forth the value of the Participant’s Accounts.

ARTICLE IV

PAYMENT OF BENEFITS

4.01 Commencement of Payment and Timing of Distributions

(a) In Service Distributions. Effective as of January 1, 2004, except as provided in Sections 4.02 or 4.03, payment of any portion of a Participant’s Accounts, other than the Basic Salary Deferral Account and Matching Company Contribution Account, for a reason other than the Participant’s Separation from Service, shall commence as follows:

(i)	in accordance with the Participant’s election in the applicable Deferred Compensation Agreement, with respect to payment of a Participant’s Supplemental Salary Deferral Account attributable to Supplemental Salary Deferrals made on the Participant’s behalf for a Plan Year and earnings, gains and losses thereon;

(ii)	in accordance with the Participant’s election relating to the Mandatory Deferral Portion of any Incentive Award granted under the Executive

Incentive Plan, with respect to payment of a Participant’s Mandatory Bonus Deferral Account attributable to Mandatory Bonus Deferral Contributions relating to such Mandatory Deferral Portion and earnings, gains and losses thereon;

(iii)	in accordance with the Participant’s election relating to the Optional Deferral Portion of any Incentive Award granted under the Executive Incentive Plan, with respect to payment of a Participant’s Optional Bonus Deferral Account attributable to Optional Bonus Deferral Contributions relating to such Optional Deferral Portion and earnings, gains and losses thereon;

(iv)	in accordance with the Participant’s election in effect under the Executive Incentive Plan, immediately prior to the transfer of any Incentive Award granted under such Executive Incentive Plan with respect to payment of such amounts transferred on the Participant’s behalf which were credited under the Executive Incentive Plan prior to April 1, 1999 and earnings, gains and losses thereon;

(v)	in accordance with the Participant’s election in effect under an award agreement or a Deferred Compensation Agreement, with respect to Dividend Equivalent Contributions and/or Restricted Stock Cash Value Contributions and earnings, gains and losses; and

(vi)	in accordance with the Participant’s election in the applicable Deferred Compensation Agreement, with respect to payment of a Participants Incentive Award and earnings, gains and losses thereon.

Except as provided in Sections 4.02 or 4.03, payment of a Participant’s Basic Salary Deferral Account and Matching Company Contribution Account shall not be made before the Participant’s Separation from Service.

(b) Distributions Upon Separation from Service. Except as provided in Sections 4.02 or 4.03, and subject to Section 4.07, payment of a Participant’s Accounts payable on account of the Participant’s Separation from Service shall commence as follows:

(i)	if payment of a Participant’s Accounts is to be made in the form of a lump sum, such payment shall be made 60 days following the Participant’s Separation from Service or, at the election of the Participant, in a Deferred Compensation Agreement under Section 2.02, no later than the fifteenth calendar year following the Participant’s Separation from Service; or

(ii)	if payment of a Participant’s Accounts is to be made in the form of installments pursuant to the Participant’s election in accordance with Section 4.02, such payments shall commence on the January 1 following the Participant’s Separation from Service or, at the election of the Participant, in a Deferred Compensation Agreement under Section 2.02, not later than the tenth January 1 following the Participant’s Separation from Service.

4.02 Method or Form of Payment

(a) Payment of any portion of a Participant’s Accounts payable prior to a Participant’s Separation from Service shall be made in the form of a single lump sum.

(b) Subject to Section 4.07, upon a Participant’s Separation from Service:

(i)	unless a Participant elects otherwise in accordance with subparagraph (iii) below, payment of the Participant’s Accounts payable on account of such Participant’s Separation from Service shall be made in the form of a single lump sum;

(ii)	a Participant may elect that payment of the Participant’s Accounts attributable to the amounts credited to Participant’s Mandatory Bonus Deferral Account and Optional Bonus Deferral Account from the Executive Incentive Plan, which were credited thereunder prior to April 1, 1999 and for which Participant had elected an annuity benefit payable under the Executive Incentive Plan, be paid in the form of annual cash installments for a period of years not to exceed ten;

(iii)	a Participant may elect at the time of making a Deferred Compensation Agreement under Section 2.02 that if a Participant’s total Accounts balances exceeds the limit set forth under Section 402(g) of the Code for the applicable year at the time payment commences, payment of the Participant’s Accounts payable on account of such Participant’s Separation from Service, shall be made in the form of annual or quarterly cash installments for a period of years, not to exceed fifteen, in lieu of a single lump sum; and

(iv)

during an installment payment period, the Participant’s Accounts shall continue to be credited with earnings, gains and losses as provided in Section 3.02. The first installment shall be made following the January 1 coincident with or next following the Participant’s Separation from Service.

Subsequent installments, if any, shall be paid following the beginning of the following calendar year and each subsequent year of the installment period. The amount of each installment shall equal the sum of the balance in the Participant’s Accounts as of the Valuation Date coincident with or immediately preceding the date of such installment’s distribution divided by the number of remaining installments (including the installment being determined).

4.03 Payment Upon Death

If a Participant dies before payment of the entire vested balance of the Participant’s Accounts, an amount equal to the unpaid portion thereof as of the Valuation Date coincident with or immediately preceding the Participant’s date of death shall be payable in one lump sum to the Participant’s Beneficiary 60 days following the Participant’s death.

4.04 Payment Upon the Occurrence of a Change of Control

Unless a Participant has elected an earlier distribution date in a Deferred Compensation Agreement effective prior to the date a Change of Control occurs, upon the occurrence of a Change of Control, the Participant shall automatically receive, in a single lump sum 30 days following the date the Change of Control occurs, the entire balance credited to the Participant’s Accounts (regardless of any election made by the Participant in his or her Deferred Compensation Agreement).

4.05 Payment Upon Unforeseeable Emergency

The Participant may request, in such manner as the Plan Administrator shall prescribe, to withdraw from his Accounts such amount as is necessary to meet an Unforeseeable Emergency. The Plan Administrator shall have the sole and absolute discretion to grant or deny such a request. In determining whether the Unforeseeable Emergency distribution request should be approved, the Plan Administrator shall make such determinations consistent with the requirements of Section 409A. If an Unforeseeable Emergency distribution is made to a Participant, deferral elections under any Deferred Compensation Agreement will be cancelled. A new Deferred Compensation Agreement may be entered into by the Participant for the Plan Year following the Plan Year in which the Unforeseeable Emergency distribution is made, in a manner consistent with Section 409A.

4.06 Additional Death Benefit

An Eligible Employee who is an officer of the Company or is designated by the Chief Executive Officer of the Company as eligible for additional death benefits under this Section 4.06 shall be covered by an additional death benefit over and above any death benefit payable pursuant to Section 4.03. If an Eligible Employee who is an officer or a designated Participant dies prior to a Separation from Service for any reason other than Retirement, the Participant’s beneficiary shall receive an amount equal to such Participant’s salary, in a lump sum, within 60 days of the Participant’s death. Upon the Participant’s Retirement, such additional death benefit coverage shall continue in effect after the date of Retirement. Upon the Participant’s death, the benefit shall be paid in a lump sum, to the Beneficiary last designated by the Participant within 60 days following such Participant’s death. For the purposes of this Section 4.06, salary shall mean the Participant’s annual base rate of pay on the date of death or, if earlier, the date of Retirement, including any pre-tax contributions to the Thrift Savings Plan, the Company’s FLEX Plan, and deferrals made pursuant to Section 3.01 hereof, and excluding overtime, bonuses, variable or incentive pay, or any other special payments.

4.07 Six-month Delay for Specified Employees

Notwithstanding anything herein to the contrary, if a Participant is a Specified Employee, any payment under this Plan that is deemed to be a “deferral of compensation” subject to Section 409A shall be paid on the fifteenth business day after the date that is six months following such Participant’s Separation from Service, provided, however, that a payment delayed pursuant to the preceding clause shall commence earlier in the event of the Participant’s death prior to the end of such six-month period.

4.08 Subsequent Redeferral

The Plan Administrator may permit a Participant to defer the payment of his or her Accounts to a date later than the date specified in the Deferred Compensation Agreement by filing a written request with the Plan Administrator. Such a change election shall not take effect until at least twelve months after the date on which it is made and shall be effective only if (a) the election is filed with the Plan Administrator before the Participant’s Separation from Service; (b) the election does not accelerate the timing or payment schedule of any distribution; (c) the payment commencement date in the change election is not less than five years after the date the distribution would otherwise have commenced without regard to such election; (d) the Plan Administrator approves such election; and (e) the election is made at least twelve months prior to the date the distribution would have commenced. A Participant’s distribution election shall become irrevocable upon the Participant’s Separation from Service.

4.09 Transition Rule Election

Pursuant to Internal Revenue Service Notice 2005-1, Q&A-19(c), as extended by the Internal Revenue Service, a Participant, who has not incurred a Separation from Service prior to December 31, 2008, may modify or make new elections regarding distribution of his or her Account(s), at such time and in such form as the Plan Administrator shall designate; provided, however, that no such distribution election may affect payments that the Participant would otherwise receive in 2008 or cause payments to be made in 2008.

ARTICLE V

PLAN ADMINISTRATION

5.01 Responsibility for Account Determination

The Accounts credited on behalf of a Participant or Beneficiary under this Plan shall be determined either by the Plan Administrator, as provided in Section 5.02 below, or such other party as is authorized under the terms of any grantor trust.

5.02 Duties of Plan Administrator

The Plan Administrator shall calculate, in accordance with Article IV, the Accounts credited on behalf of each Participant or Beneficiary under the Plan. To the extent a Participant’s or Beneficiary’s vested Account balance is payable from the Plan, the Plan Administrator shall have full discretionary authority to make any legal or factual determinations, resolve any question which shall arise under the Plan as to any person’s eligibility for benefits, the calculation of benefits, the form, commencement date, frequency, duration of payment or the identity of the Beneficiary. Such question shall be resolved by the Plan Administrator under rules uniformly applicable to all person(s) or employee(s) similarly situated.

5.03 Procedure for Payment of Benefits Under the Plan

With respect to any benefit to which a Participant or Beneficiary is entitled under this Plan, the Plan Administrator (a) shall direct the commencement of benefit payments hereunder in accordance with the applicable procedures established by the Company and/or the Plan Administrator regarding the disbursement of amounts from the general funds of the Company and (b) shall arrange, in conjunction with any other applicable plan, for the payment of benefits under this Plan and/or any other applicable plan.

ARTICLE VI

GENERAL PROVISIONS

6.01 Funding

(a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts shall be paid out of the general assets of the Company, to the extent not paid from the assets of any trust established pursuant to paragraph (b) below. The Plan Administrator may determine that any administrative costs relating to the Plan shall be allocated to Participants’ Accounts, and such Accounts shall be reduced by the allocated costs. The payment of a Participant’s Accounts shall be an obligation of the Affiliated Company that employs the Participant on the date of his or her Separation from Service.

(b) The Company may establish a grantor trust for the benefit of Participants in the Plan. Notwithstanding the foregoing sentence, the Company shall, upon a Potential Change of Control, (1) establish a grantor trust for the benefit of the Participants if one is not already in existence and (2) assure that the funds in such trust are at least equal to the sum of the Participant’s Accounts, as well as any other liabilities of the Plan in excess of such Accounts, if any, incurred as of the date of the Potential Change of Control. The assets placed in such trust shall be held separate and apart from other Company funds and shall be used for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

(i)	the creation of such trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

(ii)	the Company shall be treated as “grantor” of such trust for purposes of Section 677 of the Code;

(iii)	the agreement of such trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Company to satisfy claims of the Company’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law;

(iv)	without in any way limiting the choice of assets thereunder, such trust may invest in life insurance policies; and

(v)	the establishment, operation and funding of the trust shall comply with applicable law, including, without limitation, Section 409A.

6.02 Discontinuance and Amendment

The Company reserves the right, by action of the Board of Trustees, to discontinue the crediting of benefits under the Plan at any time; and further reserves the right, by action of the Board of Trustees or the Plan Administrator, to modify or amend the Plan, in whole or in part, at any time. However, no modification, amendment, or discontinuance shall adversely affect the right of any Participant to receive the benefits credited under the Plan as of the date of such modification, amendment or discontinuance, and no modification or amendment by action of the Plan Administrator shall have a material effect on the benefits payable under the Plan.

6.03 Termination of Plan

The Company reserves the right, by action of the Board of Trustees, to terminate the Plan at any time, provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Plan:

(a) the benefits of any Participant or Beneficiary whose benefit payments have commenced shall continue to be paid; and

(b) no further Basic Salary Deferrals, Supplemental Salary Deferrals, Mandatory Bonus Deferral Contributions, Optional Bonus Deferral Contributions, Other Deferral Contributions, Matching Company Contributions or Supplemental Matching Company Contributions EIP Award Contributions, ATIP Award Contributions, LTIP Award Contributions or Affiliation Company Bonus Plan Award Contributions shall be credited on behalf of any Participant whose benefits have not commenced, and such Participant and the Participant’s Beneficiary shall retain the right to benefits hereunder. Earnings, gains and losses shall continue to be credited in accordance with Section 3.02 until payment of a Participant’s Accounts has been made under the terms of the Plan in effect immediately prior to the date the Plan is terminated.

All other provisions of this Plan shall remain in effect.

Distributions upon termination or partial termination of this Plan shall be made in a manner consistent with Section 409A.

6.04 Plan Not a Contract of Employment

This Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of this Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and to treat such person without regard to the effect which such treatment might have upon such person under this Plan. Each Participant and all persons who may have or claim any right by reason of the Participant’s participation in this Plan shall be bound by the terms of this Plan and all agreements entered into pursuant thereto.

6.05 Facility of Payment

In the event that the Plan Administrator shall find that a Participant is unable to care for his or her affairs because of illness or accident or because the Participant is a minor or has died, the Plan Administrator may, unless a claim shall have been made therefor by a duly appointed legal representative, direct that any benefit payment due the Participant, to the extent not payable from a grantor trust, be paid on the Participant’s behalf to the Participant’s spouse, a child, a parent or other blood relative, a person with whom the Participant resides, or a legal guardian, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

6.06 Withholding Taxes

The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

6.07 Nonalienation

Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

6.08 Assumption of Liabilities

Notwithstanding any Plan provision to the contrary, at the discretion and direction of the Board of Trustees, the Plan may assume liabilities with respect to benefits accrued by a Participant under a plan maintained by such Participant’s former employer, and upon such assumption such liabilities shall become the obligation of the Company.

6.09 Section 409A

This Plan is intended to satisfy the applicable requirements of Section 409A and shall be performed and interpreted consistent with such intent. If the Plan Administrator determines, in good faith, that any provision of this Plan does not satisfy such requirements or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A, the Plan Administrator shall modify, to the maximum extent practicable, the original intent of the applicable provision without violation of the requirements of Section 409A (“Section 409A Compliance”), and, notwithstanding any provision herein to the contrary, the Plan Administrator shall have broad authority to amend or to modify the Plan, without advance notice to or consent by any person, to the extent necessary or desirable to ensure Section 409A Compliance. Any determinations by the Plan Administrator shall be final and binding on all parties.

6.10 Claims and Review Procedure

(a) Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) must be submitted in writing to the Plan Administrator. An application for benefits must be submitted and signed by the Participant or, in the case of a benefit payable after his or her death, by his or her Beneficiary, or a duly authorized legal representative.

(b) In the event that an application for benefits is denied in whole or in part, the Plan Administrator will notify the applicant in writing of the denial and of the right to review of the denial. The written notice will set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice from the Plan Administrator will be given to the applicant within a reasonable period of time, not more than 90 days, after the Plan Administrator received the initial application, unless special circumstances require further time for processing and the applicant is advised of the need and reason for the extension within the first 90-day period. The applicant will also be informed of the date by which the Plan Administrator expects to render the decision. In no event will the initial decision be given more than 180 days after the Plan Administrator received the application. The Plan Administrator has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

(c) An applicant whose application for benefits was denied in whole or part, or the applicant’s duly authorized representative, may appeal the denial by submitting to the Plan Administrator a request for a review of the application within 60 days after receiving written notice of the denial from the Plan Administrator. The Plan Administrator will give the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review must be in writing and addressed to the Plan Administrator. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Plan Administrator may require the applicant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

(d) The Plan Administrator will act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing by the Plan Administrator and the applicant is advised of the need and reason for the extension. In no event will the decision on review be rendered more than 120 days after the Plan Administrator received the request for a review. The Plan Administrator will give prompt written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

(e) The Plan Administrator has discretionary authority to administer the plan, including interpreting the terms, determining eligibility for, entitlement to and amount of benefits under the Plan, determining any facts and resolving any questions relevant to administration of the Plan and remedying and correcting any ambiguities, inconsistencies or omissions in the Plan. Any action taken by the Plan Administrator pursuant to such discretionary authority shall be conclusive and binding on all participants, beneficiaries and others.

The Plan Administrator shall adopt such rules, procedures and interpretations of the Plan as deemed necessary or appropriate in carrying out the Plan Administrator responsibilities under this Section.

(f) No legal action for benefits under the Plan may be brought unless and until the claimant has submitted a written application for benefits in accordance with paragraph (a), has been notified by the Plan Administrator that the application is denied, has filed a written request for a review of the application in accordance with paragraph (c), and has been notified in writing that the Plan Administrator has affirmed the denial of the application; provided, however, that legal action may be brought after the Plan Administrator has failed to take any action on the claim within the time prescribed by paragraphs (b) and (d) above.

6.11 Construction

(a) The Plan is intended to constitute an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and all rights under this Plan shall be governed by ERISA. Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of New York; to the extent such laws are not superseded by applicable federal law.

(b) The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(c) The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

6.12 Adoption by Affiliated Companies

(a) Any Affiliated Company may adopt this Plan with the consent of the Company. Upon the effective date of the Plan with respect to an Affiliated Company that adopts the Plan, such adopting Affiliated Company delegates all fiduciary and administrative responsibilities (including the appointment and removal of fiduciaries) under the Plan to the Company, the Chief Executive Officer of the Company and the Plan Administrator of the Plan.

(b) Any Affiliated Company that has adopted the Plan may withdraw its adoption of the Plan at any time without affecting other Participants in the Plan by delivering to the Plan Administrator a certified copy of resolutions of the board of directors of the Affiliated Company to that effect. The Company may, in its absolute discretion, terminate the participation in the Plan of any Affiliated Company at any time such Affiliated Company fails to discharge its obligations under the Plan.

(c) Any grantor trust established pursuant to Section 6.01 of the Plan may provide that separate sub trusts shall be created to fund the benefits of the Participants of each Affiliated Company that has adopted the Plan, that assets held in a sub trust with respect to the obligations of an Affiliated Company shall be available only to satisfy the liabilities of such Affiliated Company under the Plan and that any assets held in a sub trust with respect to the obligations of an Affiliated Company under the Plan will be subject to the claims of only that Affiliated Company’s general creditors under federal and state law in the event of such Affiliated Company’s insolvency.